EXHIBIT 23.6

CONSENT OF EXPERT

June 16, 2025

Eldorado Gold Corporation

United States Securities and Exchange Commission

Ladies and Gentlemen:

Re: Eldorado Gold Corporation

I, Philippe Groleau, do hereby consent to (i) the written disclosure regarding:

•

Sections 12.2.4, 15 (specific to the Ormaque deposit), 16, 18.6, and 21 (specific to the Ormaque deposit) of the amended Technical Report for the Lamaque Complex, Quebec, Canada, effective December 31, 2024;

•	the underground Mineral Reserves at Ormaque within the Lamaque Complex; and
•	other information pertaining to this project

and (ii) the references to the undersigned’s name in connection with the preparation and review of the aforementioned scientific or technical information, in each case, contained in or incorporated by reference into this Registration Statement on Form S-8 being filed by Eldorado Gold Corporation with the United States Securities and Exchange Commission, and any amendments thereto.

By:	/s/ Philippe Groleau
Philippe Groleau, P. Eng.